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Exhibit 23.1
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                       CONSENT OF INDEPENDENT ACCOUNTANTS
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We  hereby  consent  to the  incorporation  by  reference  in  the  Registration
Statements on Form S-3 (No. 333 - 81067) and Form S-8 (No. 2 - 78324, No. 33 - 69224, No. 33 - 83400, No. 333 - 09271, No. 333 - 64043, No. 333 - 84237, No.
333 - 47794,  No. 333 - 66138,  and No.  333-108842)  of  Standard  Microsystems
Corporation of our report dated April 9, 2004, relating to the consolidated financial statements which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated April 9, 2004 relating to the financial statement schedule, which appears in this Form 10-K.


PricewaterhouseCoopers LLP
New York, New York
May 12, 2004